Exhibit 99.1

February 14, 2025	Analyst Contact: Erin Dailey 918-947-7411
Media Contact: Leah Harper 918-947-7123

ONE Gas to Participate in UBS, Morgan Stanley, and Jefferies Conferences

TULSA, Okla. – February 14, 2025 – ONE Gas, Inc. (NYSE: OGS) today announced its participation in several upcoming investor conferences. The company will attend the UBS Midwest Utilities Mini-Conference on Wednesday, February 26, 2025, in Chicago, Illinois, and Thursday, February 27, 2025, in Dallas, Texas. ONE Gas will also participate in the Morgan Stanley Energy and Power Conference on Monday, March 3, 2025, followed by the Jefferies Power, Utilities and Clean Energy Conference on Tuesday, March 4, 2025, both in New York City, New York.

Robert S. McAnnally, president and chief executive officer, and Christopher Sighinolfi, senior vice president and chief financial officer, will attend the UBS Midwest Utilities Mini-Conference. Curtis Dinan, senior vice president and chief operating officer, and Christopher Sighinolfi will represent ONE Gas at the Morgan Stanley Energy and Power Conference and the Jefferies Power, Utilities and Clean Energy Conference. They will conduct a series of meetings with members of the investment community at each event.

The materials utilized at the conferences will be accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.
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